EXHIBIT 10.3

                                    DATED  9th August 1994

                                    SALIVA DIAGNOSTIC SYSTEMS INTERNATIONAL
                                    LIMITED


                                    and


                                    DAVID BARNES


                                    EMPLOYMENT

                                    AGREEMENT


                                    Messrs. Carter Lemon
                                    11 Breams Buildings,
                                    London EC4A 1HB

                                    Ref:             I:\SB\SDS.CON
                                    AS/SB                     25.7.94
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THIS AGREEMENT is made the 9th day of August One thousand nine hundred and ninety-four BETWEEN SALIVA DIAGNOSTIC SYSTEMS INTERNATIONAL LIMITED (Registered No. 2783190) whose registered office is at 11 Sovereign Close Sovereign Court London E1 9HW (hereinafter called "the Company" which expression shall include its successors and assigns) of the one part and DAVID BARNES of 9 Darren Close Ossian Road London N4 4EF (hereinafter called "the Appointee") of the other part.

1. Interpretation

1.1 The headings and marginal headings to the Clauses are for convenience only and have no legal effect.

1.2 Any reference in this Agreement to any Act or delegated legislation includes any statutory modification or re-enactment of it or the provision referred to.

1.3 In this Agreement:

"the Board"                              means the Board of Directors of the
                                         Company and includes any committee of
                                         the Board duly appointed by it

"Group Company"                          means any company which for the time
                                         being is a company having an ordinary
                                         share capital (as defined in Section
                                         832 of the Income and Corporation Taxes
                                         Act 1988) of which not less than 25
                                         percent is owned directly or indirectly
                                         by the Company applying the provisions
                                         of Section 838 of

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                                         the Income and Corporation Taxes Act
                                         1988 in the determination of ownership

"Recognised Investment Exchange"         means any body of persons which is for
                                         the time being a Recognised Investment
                                         Exchange for the purposes of the
                                         Financial Services Act 1986

2. Appointment and duration

2.1 The Company appoints the Appointee and the Appointee agrees to act as Managing Director of the Company and in such other appointment as the Board may from time to time direct The Appointee accepts that the Company may at its discretion require him to perform other reasonable duties or tasks not within the scope of his normal duties and the Appointee agrees to perform those duties or undertake those tasks as if they were specifically required under this Agreement.

2.2 The appointment shall commence on ____________________ 1994 and shall continue (subject to earlier termination as provided in this Agreement) for a period of three years from then and afterwards until terminated by either party giving to the other not less than twenty-four calendar months prior notice expiring on or at any time after the end of the said period of three years.

2.3 With the prior written consent of the Appointee the Company may from time to time appoint any other person or persons to act jointly with the Appointee in his appointment.

2.4 The Appointee warrants that by virtue of entering into this Agreement he will not be in breach of any express or implied terms of any contract with or of any other obligation to any third party binding upon him.

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3. Duties of Appointee

3.1 The Appointee shall at all times during the period of this Agreement:

3.1.1 devote the whole of his time attention and ability to the duties of his appointment

3.1.2 faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time assigned to or vested in him

3.1.3 obey all lawful and reasonable directions of the Board

3.1.4 use his best endeavours to promote the interests of the Company and its Group Companies

3.1.5 keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company and its Group Companies and provide such explanations as the Board may reasonably require

3.2 The Appointee shall (without further remuneration) if and for so long as the Company reasonably requires:

3.2.1 carry out duties on behalf of any Group Company

3.2.2 act as an officer of any Group Company or hold any other appointment or office as nominee or representative of the Company or any Group Company

3.2.3 carry out such duties and the duties attendant on any such appointment as if they were duties to be performed by him on behalf of the Company

4. Place of Work

4.1 The Appointee shall perform his duties at the head office of the Company and/or such other place of business of the Company or of any Group Company as the Company reasonably requires whether inside or outside the United Kingdom but the Company shall not without his prior consent (and subject to reasonable amendment to this Agreement to provide for return by

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the Appointee to the UK at the Company's expense on visits not less than three times a year and other reasonable provisions in relation to overseas accommodation and perquisites) require him to go to or reside anywhere outside the United Kingdom except for visits in the ordinary course of his duties.

5. Conflict of Interest

5.1 During this Agreement the Appointee shall not (except as a representative or nominee of the Company or any Group Company or otherwise in the prior consent in writing of the Board) be directly or indirectly engaged, concerned or interested in any other business which:

5.1.1 is wholly or partly in competition with any business carried on by the Company or any Group Companies or any of the foregoing by itself or themselves or in partnership common ownership or as a joint venture with any third party or

5.1.2 as regards any goods or services is a supplier to or customer of any such company Provided that the Appointee may hold (directly or through nominees) any units of any authorised unit trust and up to Ten percent of the issued shares debentures or other securities of any class of any company whose shares are listed on a Recognised Investment Exchange or in respect of which dealing takes place in The International Stock Exchange of the United Kingdom and Republic of Ireland or the Unlisted Securities Market or the Third Market. The prior written consent of the Board shall be required before the Appointee shall hold in excess of Ten percent of the issued shares debentures or other securities of any class of any one such company.

5.2 Subject to any regulations from time to time issued by the Company which may apply to him the Appointee shall not receive or obtain directly or indirectly any discount rebate

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commission or other inducement in respect of any sale or purchase of any goods or services effected or other business transacted (whether or not by him) by or on behalf of the Company or any Group Company and if he (or any firm or company in which he is directly or indirectly engaged concerned or interested) shall obtain any such discount rebate commission or inducement he shall immediately account to the Company for the amount received by him or the amount received by such firm or company. For the purpose of this Clause the Appointee shall be deemed not to be engaged concerned or interested in such a company as is referred to in the proviso to Clause 5.1.

6. Confidentiality

6.1 The Appointee shall not either during his appointment or at any time after its termination:

6.1.1 disclose to any person or persons (except to those authorized by the Company to know)

6.1.2 use for his own purposes or for any purposes other than those of the Company

6.1.3 through any failure to exercise all due care and diligence cause any unauthorised disclosure of any private confidential or secret information of the Company (including in particular lists or details of customers of the Company which he as obtained by virtue of his appointment or before his appointment or in respect of which the Company is bound by an obligation of confidence to a third party. These restrictions shall cease to apply to information or knowledge which may (otherwise than through the default of the Appointee) become available to the public generally.

6.2 The provisions of Clause 6.1 shall apply mutatis mutandis in relation to the private confidential or secret information of each Group Company which the Appointee may have

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received or obtained during or before his appointment and the Appointee shall upon request enter into an enforceable agreement with any such company to the like effect.

6.3 All notes memoranda records and writing made by the Appointee relating to the business of the Company or its Group Companies shall be and remain the property of the Company or Group Company to whose business they relate and shall be delivered by him to the company to which they belong forthwith upon request.

7. Statements

     The Appointee shall not at any time make any untrue or misleading statement in relation to the Company or any Group Company.

8. PAY

8.1 During the appointment the Company shall pay to the Appointee a basic salary at the rate of SEVENTY-NINE THOUSAND TWO HUNDRED POUNDS ((Pound Symbol)79,200) per year which shall accrue day-to-day and be payable by equal monthly installments in arrears on or about the Twenty-eighth day of each month. The salary shall be deemed to include any fees receivable by the Appointee as a Director of the Company or any Group Company.

8.2 The Appointee's basic salary shall be reviewed by the Board from time to time and in any event in March each year in line with the Retail Prices Index and the rate of basic salary may be further increased by the Company with effect from such date and by such amount if any as it shall think fit.

8.3 Notwithstanding the provisions of sub-clause 8.2 the Company shall not be required to increase the Appointee's salary if and to the extent only that the increased payment would be unlawful under the provisions of any legislation then in force during his appointment or if the

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increased payment would not be an allowable cost for the purpose of increasing prices under the provisions of any legislation controlling prices or price increases.

9. Car

9.1 Subject to the Appointee holding a current full driving licence the Company shall provide the Appointee for his sole business use and private use by him with a car of a make model and specification of his choice provided that its manufacturer's list price (including Car Tax Value Added Tax extras delivery and other similar charges) shall not be more than TWENTY-FIVE THOUSAND POUNDS ((Pound Symbol)25,000) (such limit to be reviewed by the Company from time to time) and subject to the Board approving such choice as commensurate with both the status of the Appointee and the image of the Company (which approval shall not be withheld unreasonably).

9.2 The Company shall bear all standing and running expenses of the car except for fuel consumed during private use of the car and any additional insurance costs incurred to permit the Appointee to use the car outside the United Kingdom for private purposes and shall replace such car with the same or equivalent model when it has travelled 60,000 miles.

9.3 The Appointee shall always comply with all regulations laid down by the Company from time to time with respect to company cars; shall forthwith notify the Appointee of any accidents involving his company car and of any charges of driving offenses which are brought against him and on the termination of his appointment whether lawfully or unlawfully shall forthwith return his company car to the Company at its head office.

10. Expenses

10.1 The Company shall reimburse to the Appointee on a monthly basis all travelling hotel entertainment and other expenses reasonably incurred by him in the proper performance of his

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duties subject to the Appointee complying with such guidelines or regulations issued by the Company from time to time in this respect and to the production to the Company of such vouchers or other evidence of actual payment of the expenses as the Company may reasonably require.

10.2 Where the Company issues a company sponsored credit or charge card to the Executive he shall use such card only for expenses reimbursable under Clause
10.1 above and shall return it to the Company forthwith on the termination of his employment.

11. Holiday

11.1 In addition to public holidays the Appointee is entitled to Twenty-one working days' paid holiday in each holiday a year from the First day of January to the Thirty-first day of December to be taken at such time or times as are agreed with the Board. The Appointee shall not without the consent of the Board carry forward any unused part of his holiday entitlement to a subsequent holiday year.

11.2 For the holiday year during which his appointment commences or terminates the Appointee is entitled to 1 1/2 working days holiday for each complete calendar month of his employment by the Company during that holiday year. On the termination of his appointment for whatever reason the Appointee shall either be entitled to pay in lieu of outstanding holiday entitlement or be required to repay to the Company any salary received for holiday taken in excess of his actual entitlement. The basis for payment and repayment shall be 1/253 of the Appointee's annual basic salary for each day.

12. Incapacity

12.1 If the Appointee shall be prevented by illness (including mental disorder) accident or other incapacity from properly performing his duties hereunder he shall report this fact forthwith

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to the Company's Secretary's office and if the Appointee is so prevented for seven or more consecutive days he shall provide a medical practitioner's statement on the eighth day and weekly thereafter so that the whole period of incapacity is certified by such statements. Immediately following his return to work after a period of absence due to incapacity the Appointee shall complete a Self-Certification form available from the Company Secretary's office detailing the reason for his absence.

12.2 If the Appointee shall be absent from his duties hereunder due to illness (including mental disorder) accident or other incapacity duly certified in accordance with the provisions of sub-clause 12.1 hereof he shall be paid his full remuneration hereunder for up to Thirty working days' absence in any period of Twelve consecutive months and thereafter such remuneration if any as the Board shall determine from time to time provided that such remuneration shall be inclusive of any Statutory Sick Pay to which the Appointee is entitled under the provisions of the Social Security and Housing Benefit Act 1982 and any Social Security Sickness Benefit or other benefits recoverable by the Appointee (whether or not recovered) may be deducted therefrom.

12.3 For Statutory Sick Pay purposes the Appointee's qualifying days shall be his normal working days.

12.4 At any time during the period of his appointment the Appointee shall at the request and expense of the Company permit himself to be examined by a registered medical practitioner to be selected by the Company and shall authorise such medical practitioner to disclose to and discuss with the Company's medical adviser the results of such examination and any matters which arise from it in order that the Company's medical adviser can notify the Company of any matters which in his opinion might hinder or prevent the Appointee (if during a period of incapacity)

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from returning to work for any period or (in other circumstances) from properly performing any duties of his appointment at any time.

13. Termination of agreement

13.1 Automatic termination

     This Agreement shall automatically terminate:

13.1.1 if the Appointee becomes prohibited by law from being a director or

13.1.2 on the Appointee reaching his 70th birthday or

13.1.3 if he resigns his office

13.2 Suspension

     In order to investigate a complaint against the Appointee of misconduct the Company is entitled to suspend the Appointee on full pay so long as may be necessary to carry out a proper investigation and hold a disciplinary hearing.

13.3 Immediate Dismissal

     The Company may by notice terminate this Agreement with immediate effect if the Appointee:

13.3.1 commits any act of gross misconduct or repeats or continues (after written warning) any other serious breach of his obligations under this Agreement or

13.3.2 is convicted of any criminal offence punishable with 6 months or more imprisonment (excluding an offence under road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended) or

13.3.3 commits any act of dishonesty whether relating to the Company any Group Company any of its or their employees or otherwise or becomes bankrupt or

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13.3.4 makes any arrangement or composition with his creditors generally.

13.4 Dismissal on short notice

     The Company may terminate this Agreement as follows:

13.4.1 notwithstanding Clause 12.2 by not less than 3 months' prior notice given at any time while the Appointee is incapacitated by ill-heath or accident from performing his duties under this Agreement and has been so incapacitated for a period or periods aggregating sixty days in the preceding Twelve months. Provided that the Company shall withdraw any such notice if during the currency of the notice the Appointee returns to full time duties and provides a medical practitioner's certificate reasonably satisfactory to the Board to the effect that he has fully recovered his health and that no recurrence of his illness or incapacity can reasonably be anticipated.

13.4.2 By not less than one month's prior notice if the Appointee has been offered but has refused to agree to the transfer of this Agreement by way of notation to a person firm or company which has acquired or agreed to acquire the whole or substantially the whole of any undertaking (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981) in which he is employed to any extent.

13.5 Pay in lieu

     On serving notice for any reason to terminate this Agreement or at any time thereafter during the currency of such notice the Company shall be entitled to pay to the Appointee his basic salary (at the rate then payable under Clause 8 hereof) for the unexpired portion of the duration of his appointment or entitlement to notice as may be the case.

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13.6 Miscellaneous

     On the termination of this Agreement for whatever reason the Appointee shall at the request of the Company resign (without prejudice to any claims which the Appointee may have against any company arising out of this Agreement or the termination thereof) from all and any offices which he may hold as a Director of the Company or of any Group Company and from all other appointments or offices which he holds as nominee or representative of the Company or any Group Company and if he should fail to do so within seven days the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to effect such resignation(s).

13.7 On the termination of this Agreement for whatever reason the Appointee shall immediately deliver or cause to be delivered to the Company or to its order all books documents papers (including copies) materials credit cards keys and other property of or relating to the business of the Company or its Group Companies then in his possession or which are or were last under this power or control.

14. Reconstruction or amalgamation

     If by reason of the liquidation of the Company for the purposes of amalgamation or reconstruction or as part of any arrangement for the amalgamation or reconstruction of the Company not involving liquidation the employment of the Appointee shall be terminated but the Appointee shall be offered substantially similar employment with any concern or undertaking resulting from such amalgamation or reconstruction on terms and conditions which taken as a whole are no less favourable than the terms of this Agreement then the Appointee shall have no claim against the Company in respect of the termination of his employment by the Company.

15. Post termination obligations of the Appointee

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15.1 Non-solicitation

     The Appointee shall not for a period of two years after the termination of his employment hereunder directly or indirectly and whether on his own behalf or on behalf of any other business concern person partnership firm company or other body which is wholly or partly in competition with any business carried on by the Company or the Group Company.

15.1.1 Canvass solicit or approach or cause to be canvassed or solicited or approached for orders in respect of any services provided or any goods dealt in by the Company and/or the Group Company any person or persons who at the date of the termination of the Appointee's appointment was negotiating with the Company for the supply of services or goods or within two years prior to such date is or was a client or customer of the Company or the Group Company.

15.1.2 Interfere or seek to interfere or take such steps as may interfere with the continuance of supplies to the Company and/or the Group Company (or the terms relating to such supplies) from any suppliers who have been supplying components materials or services to the Company and/or the Group Company at any time during the last two years of his employment hereunder.

15.1.3 Solicit or entice or endeavour to solicit or entice away from the Company or the Group Company any person employed by the Company or the Group Company at the date of such termination.

15.2 The parties agree that the covenants set out in Clause 15.1 above are separate and severable and enforceable accordingly and whilst the restrictions are considered by the parties to be reasonable in the circumstances as at the date hereof it is acknowledged that restrictions of such a nature may be invalid because of changing circumstances or other unforeseen reasons and

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accordingly if any of the restrictions shall be adjudged to be void or ineffective for whatever reason but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope they shall apply with such modifications as may be necessary to make them valid and effective.

16. General

16.1 Other Terms

     The provisions of the Company's standard terms and conditions of employment (as amended from time to time) shall be terms of the Appointee's employment except to the extent that they are inconsistent with this Agreement.

16.2 Statutory particulars

     The further particulars of terms of employment not contained in the body of this Agreement which must be given to the Appointee in compliance with Part 1 of the Employment Protection (Consolidation) Act 1978 are given in Schedule 1 hereto.

16.3 Prior Agreements

     This Agreement sets out the entire agreement and understanding of the parties and is in substitution for any previous contracts of employment or for services between the Company or any of its Group Companies and the Appointee (which shall be deemed to have been terminated by mutual consent).

16.4 Accrued rights

     The expiration or termination of this Agreement however arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the parties.

16.5 Proper law

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     The validity construction and performance of this Agreement shall be governed by English Law.

16.6 Acceptance of jurisdiction

     All disputes claims or proceedings between the parties relating to the validity construction or performance of this Agreement shall be subject to the jurisdiction of the High Court of Justice in England and Wales ("the High Court") to which the parties irrevocably submit. Each party irrevocably consents to the award or grant of any relief in any such proceedings before the High Court and either party shall be entitled to take proceedings in any other jurisdiction to enforce a judgment or order of the High Court.

16.7 Notices

     Any notice to be given by a party under this Agreement must be in writing in the English Language and must be given by delivery at or sending first class post or other faster postal service or telex facsimile transmission or other means of telecommunication in permanent written form (provided the addressee has his or its own facilities for receiving such transmissions) to the last known postal address or relevant telecommunications number of the other party. Where notice is given by sending in a prescribed manner it shall be deemed to have been received when in the ordinary course of the means of transmission it would be received by the addressee. To provide the giving of a notice it shall be sufficient to show it was despatched. A notice shall have effect from the sooner of its actual or deemed receipt by the addressee.

     IN WITNESS whereof the parties hereto have duly executed this document as a deed the day and year first before written.

                                   SCHEDULE 1
                 Employment Protection (Consolidation) Act 1978

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     The following information is given to supplement the information given in the body of the Agreement in order to comply with the requirements of Part 1 of the Act.

1. The Appointee's employment by the Company commenced on the First day of June One thousand nine hundred and ninety-two.

2. No employment of the Appointee with a previous employer counts as part of the Appointee's continuous employment with the Company.

3. The Appointee's hours of work are the normal hours of the Company from 9:00 am to 5:30 pm Monday to Friday each week together with such reasonable additional hours as may be necessary so as properly to fulfil his duties.

4. No Contracting-Out Certificate pursuant to the provisions of the Social Security Pensions Act 1975 is held by the Company in respect of the Appointee's employment.

5. The Appointee is subject to the Company's Disciplinary Rules and Disciplinary Procedures as decided by the Board from time to time.

6. If the Appointee has any grievance relating to his employment (other than one relating to a disciplinary decision) he should refer such grievance to the Board.

                                          /s/ RONALD L. LEALOS
Signed as a Deed by                     ) /s/ ELIZABETH ANN McCOY
and              for and on behalf of   ) /s/ DAVID BARNES
SALIVA DIAGNOSTIC SYSTEMS INTERNATIONAL ) /s/ MICHAEL GRANT
LIMITED in the presence of:             )     Michael Grant
                                              3719 Edgewood Drive
                                              Vancouver, WA 78661
SIGNED as a Deed by DAVID BARNES        ) /s/ DAVID POLLARD
in the presence of:                     )     David Pollard
                /s/ DAVID BARNES              934 Balls Pond Rd.
                                              London
                                              Consultant

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